SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 7, 2003
                Date of Report (Date of earliest event reported)

                              IDENTIX INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                        01-09641              94-2842496
(State or other Jurisdiction     (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                                5600 Rowland Road
                              Minnetonka, MN 55343
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: 952-932-0888

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Item 7. Financial Statements, pro Forma Financial Information and Exhibits

(c)  Exhibits


The following are filed as Exhibits to this Report:

           Exhibit No     Description of Exhibit
               99         Press Release dated August 7, 2003


Item 9. Regulation FD Disclosure (Item 12, Results of Operations and Financial Condition).

     Pursuant to Item 12 of Form 8-K, Results of Operations and Financial Identix Incorporated hereby furnishes a press release issued on August 7, 2003, disclosing material non-public information regarding its results of operations for the quarter and year ended June 30, 2003 and its revenue and earnings per share expectations for its fiscal year 2004. Identix provides pro forma net income (loss) per share data as an alternative for understanding the Company's operating results. Pro forma data and pro forma EPS expectations are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. The pro forma, or non-GAAP, fiscal 2003 fourth quarter and fiscal year net loss relates to the expectations Identix outlined on April 24, 2003 and excludes impairment of goodwill charges and restructuring and merger-related charges. The Company believes this additional view of result may provide shareholders with relevant information about the Company's performance.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                   IDENTIX INCORPORATED

                   By:  /s/  Erik Prusch
                        -----------------------
                        Erik Prusch
                        Chief Financial Officer


Date: August 7, 2003